UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2012

AquaLiv Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-147367	38-3767357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4550 NW Newberry Hill Road, Suite 202 Silverdale, WA 98383
(Address of principal executive offices)

(360) 473-1160
(Registrant’s telephone number, including area code)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

(1)

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 27, 2012, Aqualiv Technologies, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with TCA Global Credit Master Fund, LP, a Cayman Islands limited partnership (“TCA”), pursuant to which TCA purchased from the Company a two hundred thousand dollar ($200,000) senior secured redeemable debenture (the “Debenture”). As consideration for entering into the Purchase Agreement, the Company paid to TCA (i) a transaction advisory fee in the amount of six thousand dollars ($6,000), (ii) a due diligence fee equal to four thousand dollars ($4,000), and (iii) document review and legal fees in the amount of ten thousand dollars ($10,000).

As further consideration, the Company agreed to issue to TCA that number of shares of the Company’s common stock that equals twenty five thousand dollars ($25,000) (the “Incentive Shares”). It is the intention of the Company and TCA that the value of the Incentive Shares shall equal $25,000. In the event the value of the Incentive Shares issued to TCA does not equal $25,000 after a nine month evaluation date, the Purchase Agreement provides for an adjustment provision allowing for necessary action (either the issuance of additional shares to TCA or the return of shares previously issued to TCA to the Company’s treasury) to adjust the number of Incentive Shares issued.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the document itself.

First Pledge and Escrow Agreement

On April 27, 2012, in connection with the Purchase Agreement, the Company entered into a pledge and escrow agreement (the “First P&E Agreement”), by and among the Company, TCA and David Kahan, P.A., as escrow agent (the “Escrow Agent”). Pursuant to the terms of the First P&E Agreement, and in order to secure the full and prompt payment when due of all of the Company’s obligations to TCA under the Debenture, the Purchase Agreement and any other transaction documents, the Company agreed to issue and irrevocably pledge to TCA the lesser of (i) 4.99% of the Company’s common stock and (ii) 200% of the outstanding amount under the Debenture, subject to adjustment pursuant to the terms of the Purchase Agreement. Upon timely payment in full of all obligations under the transaction documents, TCA will notify the Escrow Agent in writing and the Escrow Agent shall return the pledged materials to the Company and all of TCA’s rights in and to the pledged materials and other collateral shall be terminated.

The above description of the First P&E Agreement does not purport to be complete and is qualified in its entirety by the full text of the document itself.

Second Pledge and Escrow Agreement

On April 27, 2012, in connection with the Purchase Agreement, the Company entered into a pledge and escrow agreement (the “Second P&E Agreement”), by and among the Company, TCA and the Escrow Agent. Pursuant to the terms of the Second P&E Agreement, and in order to secure the full and prompt payment when due of all of the Company’s obligations to TCA under the Debenture, the Purchase Agreement and any other transaction documents, the Company agreed to irrevocably pledge to TCA its entire ownership in Aqualiv, Inc., a Washington corporation (“Aqua Sub”), consisting of 50,000 shares of Aqua Sub’s common stock. Upon timely payment in full of all obligations under the transaction documents, TCA will notify the Escrow Agent in writing and the Escrow Agent shall return the pledged materials to the Company and all of TCA’s rights in and to the pledged materials and other collateral shall be terminated.

The above description of the Second P&E Agreement does not purport to be complete and is qualified in its entirety by the full text of the document itself.

First Security Agreement

On April 27, 2012, the Company entered into a security agreement (the “First Security Agreement”) with TCA, related to the issuance of the Debenture. As security for the Company’s obligations to TCA under the Debenture, the Purchase Agreement and any other transaction document, the First Security Agreement grants to TCA a continuing, first priority security interest in all of the Company’s assets, wheresoever located and whether now existing or hereafter arising or acquired.

The above description of the First Security Agreement does not purport to be complete and is qualified in its entirety by the full text of the document itself.

Second Security Agreement

On April 27, 2012, Focus Systems, Inc., a Washington corporation and wholly-owned subsidiary of the Company (“Focus”) entered into a security agreement (the “Second Security Agreement”) with TCA, related to the issuance of the Debenture. As security for the Company’s obligations to TCA under the Debenture, the Purchase Agreement and any other transaction document, the Second Security Agreement grants to TCA a continuing, first priority security interest in all of the Focus’s assets, wheresoever located and whether now existing or hereafter arising or acquired.

The above description of the Second Security Agreement does not purport to be complete and is qualified in its entirety by the full text of the document itself.

Guaranty Agreement

On April 27, 2012, Focus entered into a guaranty agreement (the “Guaranty Agreement”) with TCA, in connection with the Company’s issuance of the Debenture. Pursuant to the terms of the Guaranty Agreement, Focus has guaranteed and is to act as surety to TCA for the payment of the Liabilities (as defined below) when they become due. The “Liabilities” includes, collectively, (i) the repayment of all sums due under the Debenture and other transaction documents and (ii) the performance and observance of all terms, conditions, covenants, representations and warranties set forth in the transaction documents.

The above description of the Guaranty Agreement does not purport to be complete and is qualified in its entirety by the full text of the document itself.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Debenture

On April 27, 2012, the Company issued the Debenture in favor of TCA. The maturity date of the Debenture is April 24, 2013, subject to adjustment (the “Maturity Date”). The Debenture bears interest at a rate of twelve percent (12%) per annum. The Company, at its option, may repay the principal, interest, fees and expenses due under the Debenture with no penalty or premium and in full and for cash, at any time prior to the Maturity Date, with three (3) business days advance written notice to the holder. At any time while the Debenture is outstanding, the holder may convert may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable under the Debenture or any other transaction document (such total amount, the “Conversion Amount”) into shares of the Company’s common stock at a price equal to (i) the Conversion Amount divided by (ii) ninety percent (90%) of the lowest daily volume weighted average of the Company’s common stock during the five (5) trading days immediately prior to the date of conversion. The Debenture also contains a standard blocker provision whereby TCA may not own more than 4.99% of the Company’s common stock at any one time.

Item 3.02 Unregistered Sales of Equity Securities

In addition, the Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities underlying the Convertible Note pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, TCA is an “accredited investor” and/or qualified institutional buyer and TCA has access to information about us and its investment.

(2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUALIV TECHNOLOGIES, INC.

Date: May 3, 2012	By:	/s/ William Wright
Name: William Wright
Title: Chief Executive Officer